Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

Mind Medicine (MindMed) Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value per share	Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities	Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Other	Units	Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Equity	Common Shares, no par value per share	Rule 457(o)	$150,000,000	--	$150,000,000	0.00014760	$22,140
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	--	--	--	--		--			--	--	--	--
	Total Offering Amounts					$150,000,000		$22,140
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$22,140

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Mind Medicine (MindMed) Inc. (the “Company”) is deferring payment of the entire registration fee, other than in connection with $150,000,000 of common shares of the Company that may be issued and sold from time to time under the prospectus supplement included herein. All other registration fees will be paid subsequently on a “pay-as-you-go” basis, and the Company will calculate such registration fees based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified type is being registered as may be issued from time to time at indeterminate prices pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Company’s securities that become issuable by reason of any share splits, share dividend or similar transaction.